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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of June 30, 2006, by and between ENTERTAINMENT PROPERTIES TRUST, a Maryland real estate investment trust (the "Company"), and FRED L. KENNON ("Employee").

     A. The Company and Employee are parties to the 2002 Agreement (defined below), and desire to terminate and replace the 2002 Agreement with this Agreement to permit Employee to continue employment with the Company on a part-time basis on the date hereof.

     In consideration of the mutual covenants contained herein, the parties agree as follows:

     1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings.

     "2002 AGREEMENT" shall mean Employee's Employment Agreement dated September 1, 2002 which is hereby canceled and superceded by this Agreement.

     "BOARD" shall mean the Board of Trustees of the Company.

     "CAUSE" shall mean and be limited to (a) Employee's willful and continued failure or refusal to perform his duties with the Company (other than as a result of his Disability or incapacity due to mental or physical illness) which is not remedied in the reasonable good faith determination of the Board within 30 days after Employee's receipt of written notice specifying the nature of such failure or refusal, (b) the willful engagement by Employee in misconduct which is materially and demonstrably injurious to the Company, or (c) a material breach of the terms of this Agreement by Employee, which breach is not cured within 30 days after notice of breach is given to Employee by the Company. For purposes of this Agreement, no act or failure to act shall be considered "willful" unless done or omitted in bad faith and without reasonable belief that the act or omission was in the best interests of the Company. A failure or refusal to perform duties materially and adversely inconsistent with Employee's position as described in Section 2 shall not be considered willful or in bad faith.

     "CHANGE IN CONTROL" shall mean the occurrence of any of the following events:

          (a) Incumbent Trustees cease for any reason to constitute at least a majority of the Board.

          (b) Any "person" (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) or "group" (within the contemplation of Section 13(d)(3) of the Exchange Act and Rule 13d-5 thereunder) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) or controls the voting power, directly or indirectly, of shares of the Company representing 25% or more of the Company Voting Securities, other than (i) an acquisition of Company Voting Securities by an underwriter pursuant to an offering of shares by the Company,

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     (ii) a Non-Qualifying Transaction, or (iii) an acquisition of Company
     Voting Securities directly from the Company which is approved by a majority of the Incumbent Trustees. For purposes of this definition:

               (A) "Company Voting Securities" shall mean the outstanding shares of the Company eligible to vote in the election of trustees of the Company.

               (B) "Company 25% Shareholder" shall mean any "person" or "group" which beneficially owns or has voting control of 25% or more of the Company Voting Securities.

               (C) "Business Combination" shall mean a merger, consolidation, acquisition, sale of all or substantially all of the Company's assets or properties, statutory share exchange or similar transaction involving the Company or any of its subsidiaries that requires the approval of the Company's shareholders, whether for the transaction itself or the issuance or exchange of securities in the transaction.

               (D) "Incumbent Trustees" shall mean (1) the trustees of the Company as of the date of this Agreement or (2) any trustee elected subsequent to the date of this Agreement whose election or nomination was approved by a vote of at least two-thirds of the Incumbent Trustees then on the Board (either by specific vote or approval of a proxy statement of the Company in which such person is named as a nominee for trustee).

               (E) "Parent Corporation" shall mean the ultimate parent entity that directly or indirectly has beneficial ownership or voting control of a majority of the outstanding voting securities eligible to elect directors of a Surviving Corporation.

               (F) "Surviving Corporation" shall mean the entity resulting from a Business Combination.

               (G) "Non-Qualifying Transaction" shall mean a Business Combination in which all of the following criteria are met: (1) more than 50% of the total voting power of the Surviving Corporation or, if applicable, the Parent Corporation, is represented by Company Voting Securities that were outstanding immediately prior to the Business Combination (or, if applicable, is represented by shares into which the Company Voting Securities were converted pursuant to the Business Combination and held in substantially the same proportion as the Company Voting Securities were held immediately prior to the Business Combination, (2) no "person" or "group" (other than a Company 25% Shareholder or any Employee Benefit Plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) would become the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and no Company


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          25% Shareholder would increase its percentage of such total voting power as a result of the transaction, and (3) at least a majority of the members of the board of directors or similar governing body of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Trustees at the time of the Board's approval of the Business Combination.

          (c) The shareholders of the Company approve a Business Combination, other than a Non -Qualifying Transaction.

          (d) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

          (e) The acquisition of direct or indirect Control of the Company by any "person" or "group."

          (f) Any transaction or series of transactions which results in the Company being "closely held" within the meaning of the REIT provisions of the Code, after any applicable grace period, and with respect to which the Board has either waived or failed to enforce the "Excess Share" provisions of the Company's Amended and Restated Declaration of Trust.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any "person" or "group" acquires beneficial ownership or voting control of more than 25% of the Company Voting Securities as a result of any acquisition of Company Voting Securities by the Company, but if after that acquisition by the Company the "person" or "group" becomes the beneficial owner or obtains voting control of any additional Company Voting Securities, a Change in Control shall be deemed to occur unless otherwise exempted as set forth above.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COMPENSATION COMMITTEE" shall mean the Compensation Committee appointed by the Board.

     "CONTROL" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of Company Voting Securities, by contract, or otherwise.

     "DISABILITY" shall mean (a) the adjudication of incompetence of Employee or
(b) the failure of Employee to perform his duties with the Company on a full-time basis for 90 consecutive days as a result of incapacity due to mental or physical illness which is determined to be permanent by a physician selected by the Company or its insurers and acceptable to Employee or his legal representative, which acceptance shall not be unreasonably withheld.

     "EMPLOYMENT PERIOD" shall mean the period from the date of this Agreement until the fifth anniversary of the date hereof.


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     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "HEALTH PLANS" shall mean any and all individual and family health and hospitalization insurance and/or self-insurance plans, medical reimbursement plans, prescription drug plans, dental plans of the Company as in effect on the date hereof and which were available to Employee immediately prior to Employee's termination of employment with the Company.

     "INCENTIVE PLAN" shall mean the First Amended and Restated 1997 Share Incentive Plan of the Company.

     "NOTICE OF TERMINATION" shall mean a written instrument delivered by Employee or the Company, as the case may be, which (a) gives notice of the termination of this Agreement and Employee's employment hereunder, (b) indicates the provision of this Agreement under which the termination is made, (c) describes in reasonable detail the facts and circumstances claimed to provide a basis for termination and (d) specifies the Termination Date (which shall be not more than 30 days after the date of the Notice). The failure by Employee or the Company to describe in a Notice of Termination any fact or circumstance which contributes to a showing of Disability or Cause (as applicable) shall not waive any right to assert such fact or circumstance in enforcing Employee's or the Company's rights hereunder.

     "TERMINATION DATE" shall mean: (a) if Employee is terminated pursuant to
Section 5(b) or (c) or terminates pursuant to Section 5(d), the date of receipt of the Notice of Termination or any later date specified in the Notice, or (b) if Employee is terminated by reason of death, the date of his death.

     2. DUTIES. The Company hereby employs Employee to perform accounting, financial and investor relations services for the Company, and Employee hereby accepts such engagement, on the terms and conditions set forth herein. Employee shall report to the Chief Executive Officer of the Company and shall be under the control and supervision of the Chief Executive Officer at the Company's offices during the term of this Agreement. Employee shall faithfully observe and comply with the rules, regulations, instructions, practices and policies of the Company now in force or any changes therein which may hereafter be adopted which are applicable to employees of the Company, including without limitation, the Company's Code of Ethics and Insider Trading Policy. Employee shall devote such time and attention to the business of the Company as the Company may reasonably request and may engage in any other business activities for gain or profit, including personal investments or service on corporate, civic or charitable boards or committees, so long as such activities are in compliance with Section
9. It is understood, however, that Employee shall make his services available to the Company and the Company may elect to utilize those services for no more than 80 hours per month during the Employment Period. It is recognized that the time which Employee will be required to devote to the performance of his services during any particular period may vary depending on the nature and extent of the services requested of him.

     3. TERM. This Agreement and Employee's employment shall remain in effect during the Employment Period, unless sooner terminated in accordance with
Section 5.


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     4. COMPENSATION.

          (a) COMPENSATION. Employee shall receive compensation for services provide at a rate of $150.00 per hour, payable in regular increments in accordance with the Company's standard payroll procedures (but not less frequently than monthly) less applicable withholdings.

          (b) HEALTH PLANS. For a period ending six months after the date hereof, Employee shall be eligible to continue participation in all Health Plans on the same basis as Employee participated in such Health Plans as a full-time employee of the Company prior to the date hereof.

          (c) EQUITY INCENTIVE GRANTS. Pursuant to the Incentive Plan, Employee currently holds unexercised options to purchase Common Shares pursuant to the Incentive Plan and unvested restricted share grants of Common Shares (collectively, the "Grants"). Nothing in this Agreement shall modify, amend or otherwise effect the Grants, which the parties acknowledge and agree shall continue in full force and effect in accordance with the terms of the Grants and the Incentive Plan during the Employment Period and thereafter to the extent provided by such Grants and the Incentive Plan. Parties hereto understand and agree that Employee will have no right to participate in any future Grants under the Incentive Plan.

          (d) EXPENSE REIMBURSEMENTS. The Company shall reimburse Employee for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of his services under this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, in a format and manner consistent with the Company's expense reporting policies applicable to management employees of the Company.

     5. TERMINATION. This Agreement and Employee's services hereunder shall be terminated upon the earliest of:

          (a) DEATH. Employee's employment shall automatically terminate upon his death.

          (b) DISABILITY. The Company will make efforts to reasonably accommodate Employee as required by applicable federal and state laws. However, in the event of Employee's Disability, the Board may, after giving 30 days' written notice to Employee, terminate Employee by giving Notice of Termination if he is unable because of his Disability to resume his full-time duties within such 30-day period.

          (c) CAUSE. The Board may terminate Employee's employment for Cause by giving Notice of Termination to Employee.

          (d) CHANGE IN CONTROL. Employee may terminate his employment by giving Notice of Termination upon a Change in Control.


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     6. NON-EXCLUSIVITY OF RIGHTS. Except as expressly provided for herein, nothing in this Agreement shall limit or otherwise affect any rights Employee may have under any other contract or agreement with the Company. Amounts which are vested benefits or which Employee is otherwise entitled to receive at or subsequent to a Termination Date under any plan, policy, practice or program of, or any contract or agreement with, the Company shall be payable in accordance with the same, except as explicitly modified in this Agreement. Employee shall not be eligible to participate in the Company's retirement plans.

     7. FULL SETTLEMENT; RESOLUTION OF DISPUTES.

          (a) The Company's obligation to make the payments provided in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any unilateral right of set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Employee or others, but the foregoing shall not limit the right of the Company to seek such relief in any proceeding. If Employee is the prevailing party in any action brought by the Company to contest any liability or obligation hereunder or in any action by Employee to enforce the provisions hereof, the Company shall reimburse Employee for the fees and expenses of his counsel incurred in such action.

          (b) Employee understands and agrees that Employee is releasing the Released Parties from any and all claims, damages, lawsuits, injuries, liabilities and causes of action that Employee may have under any express or implied contract, or any city ordinance or state, federal or common law meant to protect workers in their employment relationships including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Missouri Human Rights Act, the Americans with Disabilities Act, the Equal Pay Act, 42 U.S.C. Sections 1981, 1983 and 1985, 18 U.S.C. Section 1514A, the Family & Medical Leave Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Labor Management Relations Act, Workers' Compensation laws, and under which Employee may have rights and claims, whether known to Employee or not, arising, directly or indirectly out of his employment by the Company, and/or the termination of his employment with the Company.

          (c) Employee understands and agrees that Employee is releasing the Released Parties from any and all claims, damages, lawsuits, injuries, liabilities and causes of action that I may have, under the Age Discrimination in Employment Act, the Missouri Human Rights Act, and any other federal, state or local laws prohibiting age discrimination in employment, whether known to Employee or not, past or present, suspected or unsuspected, arising, directly or indirectly out of his employment by the Company or the termination of his employment with the Company or any statements or actions of the Released Parties.

          (d) Employee understands and acknowledges that he is entitled to the terms and conditions of this Agreement which constitute full and adequate consideration which is the only consideration he will receive as a result of his execution of this Agreement including the release of claims contained in this Section 7 and not otherwise.


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          (e) Employee acknowledges that he been given the option to consider this Agreement for up to twenty-one (21) days before signing it. Employee further acknowledge that he been advised to consult with an attorney prior to signing this Agreement.

          (f) Employee understands that after signing this Agreement, he has seven (7) days in which to consider it and, if desired, to revoke it by giving written notice of such revocation to the Company in care of Entertainment Properties Trust, 30 West Pershing Road, Suite 201, Kansas City, Missouri 64108, fax number 816-472-5794, prior to the expiration of the 7-day revocation period, but that upon such revocation, Employee shall forfeit any and all rights to all consideration otherwise to be provided to me under the terms of this Agreement. Employee also understands that this Agreement shall not become effective or enforceable until the expiration of the 7-day revocation period.

     8. INDEMNIFICATION. Nothing in this Agreement shall limit Employee's indemnification rights under the Company's Declaration of Trust or Bylaws or any Trustees' and Officers' insurance coverage. Employee shall not be liable to the Company or its shareholders for any errors or omissions made in good faith and in the absence of gross negligence or willful misconduct.

     9. NON-COMPETITION; NON-SOLICITATION.

          (a) During the term of this Agreement and during the two year period thereafter (the "Non-Compete Period"), Employee shall not, directly or indirectly, unless for the Company or otherwise with the express written consent of the Company:

               (i) own or have any interest in, or act as an officer, director, partner, member, manager, principal, employee, agent, representative, consultant, independent contractor or other capacity of or for, or in any way assist, any Competitive Enterprise within the Restricted Area, whether paid or unpaid; or

               (ii) divert or attempt to divert clients, customers or accounts of the Company (whether or not the applicable parties have done business with the Company once or more than once), regardless of their location.

               Employee agrees that because of the nationwide nature of the Company's business and its interdependence with the worldwide nature of its businesses, the "Restricted Area" shall include the entire United States and Canada, and that a more limited geographic restriction is neither feasible nor appropriate to protect the interests of the Company. "Competitive Enterprise" shall mean any business opportunity, investment or lease, financing, acquisition or development opportunity considered by the Company prior to the date hereof or during the term of this Agreement.

          (b) During the term of this Agreement and the Non-Compete Period, Employee shall not directly or indirectly solicit, induce, or encourage any employee, consultant, agent, or customer of the Company with whom he has worked to terminate his, her or its employment, agency, contractual, or customer relationship with the


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     Company or to render services for or transfer business to any competitor of the Company. During the term of this Agreement and the Non-Compete Period, Employee shall not solicit, induce or encourage any customer of the Company to offer employment to or seek consulting services from Employee, and Employee shall not accept employment from or provide consulting services to any customer of the Company.

          (c) All references to the Company in this Section 9 shall include all subsidiaries, joint ventures and controlled affiliates of the Company.

     10. CONFIDENTIAL INFORMATION.

          (a) Employee shall retain in confidence and shall not disclose to any party (other than officers, trustees or representatives of the Company as required for the conduct of the Company's business), nor use for any purpose (other than in the performance of his duties hereunder) any confidential or proprietary information of or with respect to the Company, its business, financial condition or performance, existing or potential properties, existing or potential transactions, negotiations, relationships, plans, strategies, projections, existing or potential tenants or any other information of a confidential or proprietary nature, whether in written, oral or electronic format and whether disclosed prior to, or after the date of this Agreement ("Confidential Information"). Notwithstanding the foregoing, Confidential Information shall not include

               (i) information which is publicly disclosed or otherwise generally available through no fault of Employee, or (ii) information required to be disclosed by Employee or the Company under the federal securities laws and regulations or any subpoena or order of a court or governmental agency. In no event shall an asserted violation of the provisions of this Section 10(a) constitute a basis for the Company's unilateral deferral or withholding of any amounts otherwise payable to Employee under this Agreement, without limitation of the right of the Company to assert any right of set-off, counterclaim, recoupment, defense or other claim in any proceeding.

     11. REMEDIES.

          (a) Employee acknowledges that any breach of the covenants in Sections 9 and 10 would cause irreparable injury to the Company which would not be fully compensable in damages. Accordingly, the Company shall be entitled to injunctive or specific relief from a court of competent jurisdiction against any breach or threatened breach by Employee, his agents or persons acting through him, of the covenants in Section 10(a), without the necessity of posting bond or proving lack of an adequate remedy at law, and without limitation of other remedies that may be available to the Company at law or in equity.

          (b) In addition to the equitable remedies described in Section 11(a), the parties hereto agree that, at the election of the Company, the Employee shall pay over to the Company as liquidated damages, and not as a penalty, for any breach of the covenants in Sections 9 and 10 all amounts paid to Employee during the Employment Period, all


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     Common Shares or other securities issued to Employee pursuant to the
     Incentive Plan during the Employment Period, all unvested Grants, which shall be forfeited by Employee, and all profits derived from the sale thereof during the Employment Period, and such additional amounts as permitted under law.

     12. SUCCESSORS.

          (a) This Agreement is personal to Employee and shall not be assigned by him without the prior written consent of the Board. The provisions of
     Section 8 shall inure to the benefit of and be binding on and enforceable by Employee's heirs and legal representatives.

          (b) This Agreement may be assigned by the Company to any successor to its business or assets and shall inure to the benefit of its successors and assigns.

          (c) This Agreement shall be binding upon and enforceable against any successor (whether direct or indirect, by acquisition, merger, consolidation, Change in Control or otherwise) to the Company or to all or substantially all of its assets, whether such transaction was approved by the Incumbent Trustees or otherwise. The Company shall advise any successor to its business or assets and the entity effecting any Change in Control of the provisions of this Agreement and the survival of such provisions following the consummation of such transaction. As used in this Agreement, "Company" shall mean Entertainment Properties Trust and any successor to its business, assets or outstanding securities.

     13. EXCESS PARACHUTE PAYMENT. If the Internal Revenue Service asserts that any portion of any payment made to Employee pursuant to this Agreement constitutes an "excess parachute payment" and imposes an excise tax thereon, the Company will indemnify Employee in an amount equal to the excise tax. Such amount shall be paid to Employee immediately upon a final judicial determination of, or settlement determining, the liability for the excise tax.

     14. REPLACEMENT. This Agreement supersedes and replaces the 2002 Agreement, with the exception of the restrictions on the Program Shares (as defined in the 2002 Agreement) recited in Section 3(d) of the 1997 Agreement, Section 1 of the 2000 Agreement and Section 1 of the 2002 Agreement, which shall survive such termination to the extent applicable.

     15. GOVERNING LAW. This Agreement shall be governed by Missouri law, without reference to conflicts of laws rules.

     16. HEADINGS. Section headings are for convenience of reference only and shall have no effect on the interpretation of this Agreement.

     17. ENTIRE AGREEMENT. This constitutes the entire agreement of the parties with regard to the subject matter hereof and may not be modified or amended except by written instrument executed by the Company and Employee.


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     18. NOTICE. Any notice or other communication hereunder shall be in writing and may be hand delivered or sent by registered or certified mail return receipt requested, commercial courier or facsimile transmission:

               If to Employee:    Fred L. Kennon
                                  13204 Fontana
                                  Leawood, Kansas 66209

               If to the Company: Entertainment Properties Trust
                                  30 West Pershing Road, Suite 201
                                  Kansas City, Missouri 64108
                                  Attention: General Counsel
                                  FAX: (816) 472-5794

     or to such other address or facsimile number as either party shall have furnished the other in writing. Notices and communications shall be effective when actually received by the addressee.

     19. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or unenforceability of any other provision of this Agreement.

     20. WAIVER. A party's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right such party may have hereunder shall not be deemed a waiver of such provision or any other provision of this Agreement.

     21. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original and both of which, taken together, shall constitute a single instrument.

     22. BOARD APPROVAL. This Agreement has been approved by the Board upon the recommendation of the Compensation Committee. The officer signing this Agreement on behalf of the Company is duly authorized to do so and to bind the Company to the provisions hereof.

     23. TAXATION. Employee understands and agrees that the Company or any of its representatives, including its attorneys, has not made any express or implied representations to me with respect to the tax implications of any payment made herein.

     24. CONSULTATION WITH AN ATTORNEY. Employee has been advised to consult with an attorney prior to signing this Agreement.


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     IN WITNESS WHEREOF, the parties have executed this Agreement this 1st day of August, 2006, and effective as of the above date.

                                       COMPANY

                                       ENTERTAINMENT PROPERTIES TRUST


                                       By: /s/ David M. Brain
                                           ------------------------------------
                                           David M. Brain
                                           President and Chief Executive Officer


                                       EMPLOYEE:

                                       /s/ Fred L. Kennon
                                       ----------------------------------------
                                       Fred L. Kennon


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